Exhibit 99.1

Radiation Therapy Services Reports Fourth Quarter and Year End 2006 Financial Results

Highlights:

-	Fourth quarter total revenue increased 21.1% to $77.9 million from fourth quarter 2005

-	Fourth quarter same practice treatments per day and revenue per treatment at freestanding centers increased 3.2% and 9.0%, respectively, from fourth quarter 2005

-	Fourth quarter net income increased to $7.2 million, or $0.30 per share, from fourth quarter 2005 and full year net income increased by 21.4% to $30.3 million over 2005

-	Cash flow from operations increased 61.4% and reached $36.0 million, compared to $22.3 million in 2005

FORT MYERS, Fla., Feb. 7 /PRNewswire-FirstCall/ -- Radiation Therapy Services, Inc. (Nasdaq: RTSX), a leading operator of radiation therapy centers, today announced financial results for the fourth quarter and year ended December 31, 2006.

Total revenue for the fourth quarter was $77.9 million, an increase of 21.1% from $64.4 million in the same quarter of 2005, with $8.9 million of the increase provided by new practices, or practices operated by Radiation Therapy for less than twelve months. Net patient service revenue, or revenue generated from services where the Company bills patients directly, principally at freestanding treatment centers, was $75.8 million. Other revenue, or revenue generated principally from services where Radiation Therapy bills a hospital for services provided, was $2.1 million.

Net income for the fourth quarter was $7.2 million, or $0.30 per diluted share, an increase of 8.3% from net income of $6.7 million, or $0.28 per diluted share, for the same period in 2005. Excluding the net effect of previously announced unanticipated items, as summarized below, the Company would have met its fourth quarter 2006 net income guidance of approximately $8.5 million, or $0.36 per share.

Revenue per treatment on a same practice basis at the Company’s freestanding centers grew 9.0%, reflecting increased utilization of advanced technologies over the same period in 2005. For the fourth quarter 2006, the Company reported an average of 1,538 total treatments per day at its 66 freestanding centers, a 15.7% increase from the same period in 2005. Same practice treatments per day grew 3.2% over the fourth quarter 2005.

Total revenue for the year ended December 31, 2006 was $294.0 million, an increase of 29.4% from $227.3 million for the same period of 2005. Net patient service revenue, or revenue generated from services where the Company bills patients directly, principally at freestanding treatment centers, was $284.1 million, an increase of 30.6% from $217.6 million for the same period of 2005. Other revenue, or revenue generated principally from services where Radiation Therapy bills a hospital for services provided, was $9.9 million.

Net income for the year ended December 31, 2006 was $30.3 million, or $1.26 per diluted share, an increase of 21.4% from $25.0 million, or $1.05 per diluted share, for the same period of 2005.

In November 2006, the Company acquired a cluster network of radiation therapy treatment centers in Southeastern Michigan, its second new local market entry in 2006. The seven-facility network consists of two full service facilities, five satellite facilities and Certificates of Need to operate a total of eight linear accelerators. The Company plans to implement advanced technologies, including IMRT and x-ray based IGRT, at certain of the centers as regulatory approvals are obtained.

Dr. Daniel Dosoretz, President and Chief Executive Officer, said, “The fourth quarter was characterized by our progress on a number of important initiatives. We expanded into Southeastern Michigan with the acquisition of a facility network, giving us a strong and immediate presence in a new local market. We also made progress on the implementation of advanced technologies. The utilization of IGRT capabilities reached 27.6% for the fourth quarter, exceeding our guidance expectation of 20%. We also have seven markets that have been prepared for their initial stereotactic radiosurgery cases and we now have an established reimbursement code for the treatment. While we do not expect these cases to represent a material percentage of our treatment mix in 2007, we are encouraged by these developments. We were also able to maintain robust growth in treatments per day of 3.2% in the fourth quarter despite downtime and treatment deferrals for equipment upgrades. We are extremely pleased with our continued ability to remain ahead of the curve in the implementation of advanced technologies.”

Radiation Therapy generated $36.0 million in net cash from operations for the year ended December 31, 2006, compared to $22.3 million for the same period of 2005. Total capital expenditures, including capital lease obligations, for the year ended December 31, 2006 were $42.4 million, compared to $34.6 million for the year ended December 31, 2005. The Company’s days sales outstanding for the fourth quarter 2006 were 61 days, compared to 54 days for the fourth quarter 2005 and 65 days for the third quarter 2006.

As previously announced, earnings for the quarter were adversely affected by adjustments to previous estimates for contractual allowances. While adjustments of this type are a normal part of the quarterly process to estimate required contractual allowances, they have not been material to a quarter’s results in prior periods. The Company estimates these “true-up” adjustments, which revised the Company’s previous estimates based on recent information, reduced net earnings by $0.9 million, or $0.04 per share, for the quarter.

The Company added four surgical and urology practices in the fourth quarter. This pace far exceeds historic activity and represents acceleration in this activity in the Company’s Southwest Florida markets. While the cost of these practices was not material, the practices did incur start-up costs of approximately $0.3 million, or $0.01 per share, and adversely impacted the fourth quarter.

Expenses associated with the continued installation and maintenance of more sophisticated equipment exceeded the Company’s estimates for the fourth quarter. These costs are a necessary consequence of making the latest technologies available to the Company’s patients. The strong development pipeline and integration planning and execution for the seven Michigan centers that the Company acquired mid-quarter resulted in significant additional travel and temporary housing expenses. These expenses adversely affected net income and earnings per share for the fourth quarter by $0.3 million, or $0.01 per share.

Guidance

In December 2006, the Company provided financial and operating expectations for the year ending December 31, 2007. Including announced acquisition activity, the Company expects total revenue to be in the range of $350 million to $375 million, with diluted earnings per share in the range of $1.60 to $1.66. The Company expects days sales outstanding to return to a level of less than 60 days in 2007 and expects total capital spending of $28 million to $37 million.

For the first quarter of 2007, the Company expects revenue to be in the range of $85 million to $89 million, with diluted earnings per share in the range of $0.42 per share to $0.44 per share.

The projections and guidance set forth above are estimates only and actual performance could differ.

Conference Call

Management will host a conference call tomorrow at 10:00 a.m. EST to discuss financial results, guidance and other developments and business plans. A live Web cast of the conference call will be available online on the Company’s corporate Web site at http://www.rtsx.com. The dial-in numbers are (877) 407-0784 for domestic callers, and (201) 689-8560 for international callers. After the live Web cast, the call will remain available on Radiation Therapy’s Web site until March 8, 2007. In addition, a telephonic replay of the call will be available until February 22, 2007. The replay dial-in numbers are (877) 660-6853 for domestic callers and (201) 612-7415 for international callers. Please use account number 3055 and conference ID number 216982.

About Radiation Therapy Services

Radiation Therapy Services, Inc., which operates radiation treatment centers primarily under the name 21st Century Oncology, is a provider of radiation therapy services to cancer patients. The Company’s 77 treatment centers are clustered into 25 local markets in 16 states, including Alabama, Arizona, California, Delaware, Florida, Kentucky, Maryland, Massachusetts, Michigan, Nevada, New Jersey, New York, North Carolina, Pennsylvania, Rhode Island and West Virginia. The Company is headquartered in Fort Myers, Florida. More information about the Company can be found at its Web site http://www.rtsx.com. RTSXG

This release may contain forward-looking statements about the Company’s future plans, expectations and objectives, including, but not limited to, the Company’s future plans regarding the facilities and the likelihood of future success in the new market. Words such as “may,” “will,” “expect,” “intend,” “anticipate,” “plan,” “believe,” “seek,” “could” and “estimate” and variations of these words and similar expressions are intended to identify forward- looking statements. These forward-looking statements are not historical facts and are subject to risks and uncertainties that could cause the actual results to differ materially from those projected in these forward-looking statements including, but not limited to the Company’s ability to successfully integrate the acquired facilities, those risk factors described in the “Risk Factors” section and other information in the Company’s most recently filed quarterly report on Form 10-Q and annual report on Form 10-K, as well as the Company’s other filings with the Securities and Exchange Commission which are available on the SEC’s website at http://www.sec.gov. Readers of this release are cautioned not to place undue reliance on forward-looking statements. The Company undertakes no obligation to publicly update or revise the forward- looking statements contained herein to reflect changed events or circumstances after the date of this release.

          Contacts:
          Dave Koeninger
          Chief Financial Officer
          Radiation Therapy Services, Inc.
          239-931-7282
          dkoeninger@rtsx.com

          Investors:
          Carol Ruth/Nick Laudico
          The Ruth Group
          646-536-7004/7030
          cruth@theruthgroup.com
          nlaudico@theruthgroup.com

RADIATION THERAPY SERVICES, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2006	2005	2006	2005

	(unaudited)		(unaudited)	(a)
Net patient service revenue	$75,825	$62,137	$284,067	$217,590
Other revenue	2,103	2,236	9,915	9,660
Total revenues	77,928	64,373	293,982	227,250
Salaries and benefits	40,191	34,485	147,697	116,300
Medical supplies	1,833	1,382	7,569	5,678
Facility rent expense	2,608	2,148	9,432	7,720
Other operating expenses	3,535	2,728	12,761	9,748
General and administrative expenses	7,869	6,808	30,209	23,538
Depreciation and amortization	4,831	3,173	16,967	10,837
Provision for doubtful accounts	2,227	1,009	9,425	6,792
Interest expense, net	3,285	1,726	10,036	5,290
Impairment loss	—	—	—	1,226
Total expenses	66,379	53,459	244,096	187,129
Income before minority interests	11,549	10,914	49,886	40,121
Minority interests in net losses (earnings) of consolidated entities	164	(144)	(580)	480
Income before income taxes	11,713	10,770	49,306	40,601
Income tax expense	4,510	4,116	18,983	15,631
Net income	7,203	6,654	30,323	24,970
Other comprehensive income:
Unrealized gain on derivative interest rate swap agreement, net of tax	15	37	31	4
Comprehensive income	$7,218	$6,691	$30,354	$24,974
Net income per common share outstanding - basic	$0.31	$0.29	$1.31	$1.10
Net income per common share outstanding - diluted	$0.30	$0.28	$1.26	$1.05
Weighted average shares outstanding:
Basic	23,249	22,824	23,138	22,726
Diluted	24,091	23,892	23,993	23,704

(a)	Derived from audited financial statements

RADIATION THERAPY SERVICES, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2006	December 31, 2005

	(unaudited)	(a)
ASSETS
Current assets:
Cash and cash equivalents	$15,413	$8,980
Marketable securities, at market	—	5,450
Accounts receivable, net	52,764	40,301
Income taxes receivable	938	2,560
Prepaid expenses	8,273	3,153
Current portion of lease receivable	427	647
Inventories	1,613	1,280
Deferred income taxes	5,583	2,144
Other	2,527	1,200
Total current assets	87,538	65,715
Lease receivable, less current portion	154	581
Equity investments in joint ventures	1,215	803
Property and equipment, net	152,379	113,397
Goodwill	138,785	66,537
Intangible assets, net	7,599	6,774
Other assets	11,424	9,538
Total assets	$399,094	$263,345
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,604	$5,676
Accrued expenses	14,679	11,434
Current portion of long-term debt	12,285	6,506
Total current liabilities	37,568	23,616
Long-term debt, less current portion	192,959	116,957
Other long-term liabilities	2,584	2,284
Deferred income taxes	24,070	18,489
Minority interest in consolidated entities	7,104	6,616
Total liabilities	264,285	167,962
Shareholders’ equity
Preferred stock, $0.0001 par value, 10,000 shares authorized, none issued or outstanding	—	—
Common stock, $0.0001 par value, 75,000 shares authorized, 23,367 and 22,831 shares issued and outstanding at December 31, 2006 and December 31, 2005, respectively	2	2
Additional paid-in capital	81,465	72,730
Unearned compensation on nonvested stock	—	(241)
Retained earnings	53,683	23,360
Note receivable from shareholder	(386)	(481)
Accumulated other comprehensive income, net of tax	45	13
Total shareholders’ equity	134,809	95,383
Total liabilities and shareholders’ equity	$399,094	$263,345

(a)	Derived from audited financial statements

RADIATION THERAPY SERVICES, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Twelve months ended December 31,

	2006	2005

	(unaudited)	(a)
Cash flows from operating activities
Net Income	$30,323	$24,970
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	15,051	9,877
Amortization	1,916	960
Deferred rent expense	427	283
Deferred income tax provision	2,114	(863)
Stock based compensation	50	119
Tax benefit from stock option exercise	(2,938)	—
Impairment loss	—	1,226
Provision for doubtful accounts	9,425	6,792
Loss on the sale of property and equipment	66	120
Gain on sale of equity interest in joint venture	—	(982)
Minority Interests in net earnings (losses) of consolidated entities	580	(480)
Write off of loan costs	—	703
Equity interest in net loss of joint ventures	128	468
Changes in operating assets and liabilities:
Accounts receivable, gross	(21,888)	(21,620)
Income taxes receivable	(670)	(2,134)
Inventories	(333)	(134)
Prepaid expenses	(4,985)	(274)
Accounts payable	3,780	1,292
Accrued expenses	2,917	1,931
Net cash provided by operating activities	35,963	22,254
Cash flows from investing activities
Purchase of property and equipment	(19,668)	(19,826)
Acquisition of radiation centers	(80,989)	(43,230)
Proceeds from the sale of property and equipment	7	30
Proceeds from the sale of equity interest in joint venture	—	1,814
Sales (purchases) of marketable securities, net	5,450	(3,050)
(Loans to) repayments from employees	(80)	340
Contribution of capital to joint venture entities	(540)	(84)
Distribution received from joint venture	—	235
Change in lease receivable	647	655
Change in other assets	(1,422)	(147)
Net cash used in investing activities	(96,595)	(63,263)
Cash flows from financing activities
Proceeds from issuance of debt	68,500	50,617
Principal repayments of debt	(10,304)	(8,093)
Proceeds from exercise of stock options	5,988	2,683
Tax benefit from stock option exercise	2,938	—
Payments of notes receivable from shareholders	95	1,286
Minority interest in partnership distribution	(92)	(70)
Payments of loan costs	(60)	(1,453)
Net cash provided by financing activities	67,065	44,970
Net increase in cash and cash equivalents	6,433	3,961
Cash and cash equivalents, at beginning of period	8,980	5,019
Cash and cash equivalents, at end of period	$15,413	$8,980
Supplemental disclosure of cash flow transactions
Interest paid	$10,368	$5,284
Income taxes paid, net	$17,590	$17,586
Supplemental disclosure of non-cash transactions
Recorded capital lease obligations related to the acquisition of equipment	$22,753	$14,739
Recorded earn-out accrual related to acquisition of radiation center assets	$1,070	$1,317
Recorded non-cash contribution of capital by minority interest holder	$—	$2,831
Recorded capital lease obligations related to the acquisition of radiation center assets	$817	$48
Recorded obligation related to the acquisition of radiation center assets	$—	$137
Issuance of nonvested stock	$—	$250

(a)	Derived from audited financial statements

RADIATION THERAPY SERVICES, INC.
AND SUBSIDIARIES
KEY OPERATING STATISTICS
(unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,

	2006	2005	% Change	2006	2005	% Change

Number of treatment days	63	63		254	255
Total treatments - freestanding centers	96,895	83,713	15.7%	373,218	325,723	14.6%
Treatments per day - freestanding centers	1,538	1,329	15.7%	1,469	1,278	15.0%
Percentage change in revenue per treatment - freestanding centers - same practice basis	9.0%	18.2%		14.0%	12.1%
Percentage change in treatments per day - freestanding centers - same practice basis	3.2%	2.1%		2.9%	1.6%
Local markets at period end	24	22	9.1%
Treatment centers - freestanding	66	56	17.9%
Treatment centers - hospital	10	12	-16.7%
	76	68	11.8%
Days sales outstanding for the quarter	61	54
Percentage change in total revenues - same practice basis	10.7%	16.8%		15.0%	15.2%
Net patient service revenue - professional services only (in thousands)	$6,699	$4,211		$26,088	$15,688

SOURCE  Radiation Therapy Services, Inc.
          -0-                                                  02/07/2007
          /CONTACT:  Dave Koeninger, Chief Financial Officer of Radiation Therapy Services, Inc., +1-239-931-7282, dkoeninger@rtsx.com; or Investors - Carol Ruth, +1-646-536-7004, cruth@theruthgroup.com, or Nick Laudico, +1-646-536-7030, nlaudico@theruthgroup.com, both of The Ruth Group/
          /Web site:  http://www.rtsx.com /
          (RTSX)